                                                                     Exhibit (p)

                            W.P. STEWART & CO., LTD.
                           AND SUBSIDIARIES, INCLUDING
                         W.P. STEWART SECURITIES LIMITED
                              COMPLIANCE MANUAL AND
                        MANUAL OF SUPERVISORY PROCEDURES


                                   August 1999

                               TABLE OF CONTENTS

                                                                      Page

I.     INTRODUCTION ................................................    1
II.    W.P. STEWART'S SUPERVISORY SYSTEM ...........................    3
III.   ACTIVE REGISTRATIONS - WPSSL STAFF ..........................    5
IV.    SUPERVISORY ASSIGNMENTS OF PRINCIPALS .......................    6
V.     SUPERVISION OF REGISTERED REPRESENTATIVES AND OTHER
       EMPLOYEES ...................................................    7
VI.    NEW ACCOUNT PROCEDURES ......................................    9
VII.   ORDER PROCEDURES ............................................   12
VIII.  SUPERVISION OF DISCRETIONARY ACCOUNTS .......................   13
IX.    SUPERVISION OF ORDERS .......................................   14
X.     SUPERVISION OF GOVERNMENT SECURITIES TRANSACTIONS ...........   23
XI.    EXCESSIVE MARK UPS ..........................................   24
XII.   MARKET MAKER RESTRICTIONS AND RULES .........................   26
XIII.  BEST EXECUTION/TRADING THROUGH LIMIT ORDERS/THREE QUOTE
       RULES .......................................................   27
XIV.   REVIEW OF DAILY TRADES ......................................   28
XV.    SUPERVISION OF SETTLEMENT TRANSACTIONS ......................   30
XVI.   FINANCIAL REPORTING .........................................   31
XVII.  REVIEW AND APPROVAL OF CORRESPONDENCE .......................   32
XVIII. MAINTENANCE OF RECORDS ......................................   35

XIX.   SUPERVISION OF COMPLAINT FILE AND PROCEDURES ................   37
XX.    INSIDER TRADING, EMPLOYEE SECURITIES TRANSACTIONS AND
       FRONT-RUNNING ...............................................   38
XXI.   INVESTIGATION AND QUALIFICATION .............................   42
XXII.  REGISTRATION OF DIRECTORS AND EMPLOYEES .....................   44
XXIII. ISSUER ACCOUNTS - MARKET REPURCHASES OF SECURITIES BY
        ISSUERS.....................................................   45
XXIV.  INSIDER ACCOUNTS ............................................   48
XXV.   SALE OF RESTRICTED AND CONTROL SECURITIES ...................   49
XXVI.  OUTSIDE ACTIVITIES ..........................................   52
XXVII  GIFTS AND GRATUITIES ........................................   54
XXVIII.CONFIDENTIALITY AND COMMUNICATION WITH THE MEDIA ............   55
XXIX.  CONTINUING EDUCATION REQUIREMENTS ...........................   56

I. INTRODUCTION

W.P. Stewart & Co., Ltd. ("WPS") is an investment adviser registered with the United States Securities and Exchange Commission (" SEC"). W.P. Stewart Securities Limited ("WPSSL"), a wholly-owned subsidiary of WPS, is a broker-dealer registered with the SEC and the National Association of Securities Dealers, Inc. ("NASD").

WPSSL is subject to the Securities Exchange Act of 1934, and is a Member of, and subject to the rules and regulations promulgated by, the NASD. All employees ("Employees") of WPS and its affiliated companies, including WPSSL (collectively referred to herein as "W.P. Stewart" or the "Firm") are advised that:

          Section 15 (f) of the Securities Exchange Act of 1934 requires registered broker-dealers to establish, maintain and enforce written policies and procedures to prevent the misuse of material, non-public information by such broker-dealers or their employees.

          Rule 3010 of the Rules of Fair Practice of the NASD requires each NASD member to establish and enforce written supervisory procedures to enable persons with supervisory responsibilities to understand and carry out their obligation to supervise Registered Representatives and other Employees in compliance with federal and state securities laws and NASD Rules. Related provisions contained in Rule 2510 (regarding discretionary accounts) and Rule 311O (regarding record keeping) of the NASD Rules impose additional obligations on NASD members. Although WPSSL is not a member of the New York Stock Exchange ("NYSE"), WPSSL directs a significant number of transactions to that market, and intends to comply with all applicable NYSE rules and regulations. NYSE Rule 472 requires member organizations to establish written supervisory procedures applicable to NYSE members, allied members and employees and the operation of the Member Organization.

In order to comply with its supervisory responsibilities and other obligations under the federal and state securities laws and NASD Rules, WPSSL has established a "supervisory system" comprised of certain policies and procedures which govern the activities of all Employees. Under this system, certain individuals with principal registrations ("Designated Principals") are assigned to supervise the activities of other individuals, including those Employees who are registered with the NASD as securities representatives and who serve the clients of the Firm in the capacity of Portfolio Managers, Assistant Portfolio Managers or Associate Portfolio Managers (each referred to herein as "Registered Representatives"). Collectively, Designated Principals and Registered Representatives shall be referred to in this Manual as "Registered Employees". Every Employee registered with the NASD as a General Securities Representative, whether or not he or she has client responsibilities, must comply with the requirements in this Compliance Manual and Manual of Supervisory Procedures ("Manual") regarding Registered Representatives. This Manual shall also serve as a guide and notice of the policies of the Firm for all Employees of W.P. Stewart.

A person with supervisory responsibilities holds one of the most important positions in the securities industry. In addition to his or her other duties, he or she must determine whether clients are receiving appropriate service and investment advice in keeping with their objectives, while simultaneously seeing that W.P. Stewart is protected from the occasional unreasonable client. His or her responsibility entails making sure that W.P. Stewart complies with all laws, regulations, rules and policies.

This Manual provides instruction to all of W.P. Stewart's Principals on how to supervise activities in compliance with existing regulations. All Employees are expected to familiarize themselves with the Firm's Compliance Manual and Manual of Supervisory Procedures.

Executive Management and the Compliance Officer will annually review this Manual with consideration given to any changes in regulatory requirements and W.P. Stewart's lines of business, and will revise this Manual accordingly.

Except where otherwise specified, supervisory responsibility for all policies and procedures stated in this Manual rests with the Designated Principal to whom the applicable Employee reports, and that Designated Principal shall institute such systems and procedures necessary to ensure compliance with these procedures.

II. W.P. STEWART'S SUPERVISORY SYSTEM

Rule 3010 of the NASD's Rules of Fair Practice requires that a member's supervisory system provide at least the following:

          The establishment and maintenance of written procedures which includes the names, titles, registration status and locations of the required supervisory personnel as well as their individual supervisory responsibilities and the dates on which their responsibilities became effective;

          The designation of a Registered Principal with overall authority to carry out the supervisory responsibilities for each type of business in which WPSSL is engaged;

          The designation of "Offices of Supervisory Jurisdiction" (OSJ's);

          The designation of one or more Principals with overall authority to carry out all supervisory responsibilities in a given OSJ;

          The assignment of each registered person to a Designated Principal who shall be responsible for supervising that person's activities;

          Reasonable efforts must be made to determine that all supervisory personnel are qualified by virtue of experience or training;

          The participation of each Registered Representative, no less than annually, in an interview at which compliance matters are discussed; and

          The identification of one or more Principals who shall review the supervisory system, procedures and inspections implemented by W.P. Stewart and recommend actions to management designed to ensure compliance with applicable securities laws and regulations.

This Manual addresses each of the requirements above. The Manual will be kept current, and one will be issued to each Registered Employee. In the event that it is needed, a copy will be available from your supervising Designated Principal or the Compliance Officer, Stewart A. Bent (the "Compliance Officer"). The distribution of the Manual including applicable revisions is the responsibility of the Compliance Officer. Any changes in the Manual must be approved by the Compliance Officer.

The NASD makes clear that the design of a given firm's supervisory system is very much a function of that firm's lines of business, size and complexity. In this regard, the business and structure of WPSSL are simple and straightforward. Customers are not offered investment banking or corporate finance services, and WPSSL does not trade in futures, options, commodities or municipal securities. WPSSL's main office is located at Trinity Hall, 43 Cedar Avenue, Hamilton, HM 12 Bermuda (the "Main Office" as defined by the NASD).

Employees should keep in mind that the Manual is not all-inclusive. Questions may arise with respect to a particular account or trade, for example, which cannot be answered in general terms.

In such instances, and prior to any action, the Employee should contact the Compliance Officer, who in turn might request the assistance of legal counsel.

It is imperative to remember that no system can be effective without continuous supervision by management. It is the obligation of management to establish, maintain and enforce written policies and procedures designed to service and protect the client and prevent misconduct.

Except where otherwise expressly provided, these policies and procedures are binding on all Firm Employees and shall be strictly enforced.

W.P. Stewart will review and update these procedures from time to time in order to remain in compliance with federal and state securities laws and NASD rules.

III. ACTIVE REGISTRATIONS - WPSSL STAFF

     A. The following Employees hold active NASD Principal registrations (GSP - General Securities Principal; FOP - Financial Operations Principal) and are located in the Main Office:

  Name                      Title                    Registration               Approval Date
  William P. Stewart, Jr.   President                GSP, Series 24,               10/23/96
                                                     GSR, (Series 1)               4/9/59
                                                     FOP, Series 27                10/23/96

  Stewart A. Bent           Vice President           GSP, Series 24                4/l8/97
                            Operations               GSR, Series 7                 12/5/96
                                                     FOP, Series 27                7/30/98

  Sylvia A. Cart            Manager                  GSP, Series 24                7/28/98
                                                     GSR, Series 7                 l/9/97

     B. The following Employee supervises WPSSL's Registered Representatives, and holds the registrations set forth below:

                                                         Approval
  Name                  Registration                        Date

  Sylvia A. Cart          Manager,
                        GSP, Series 24                   7/28/98
                        GSR, Series 7                     l/9/97


 These registrations have been confirmed by the Compliance Officer's verification via NASD Central Registration Depository, and the registrations of any newly-hired supervisors will be similarly verified.

IV. SUPERVISORY ASSIGNMENTS OF PRINCIPALS

William P. Stewart, Jr., WPSSL's President, Stewart A. Bent, its Vice President of Operations, and Sylvia A. Cart, its Branch Manager (the "Supervisory Principals"), will have overall responsibility for supervising all activities and Employees of the Firm, including activities of the Registered
Representatives.

WPSSL is also authorized to execute trades in U.S. Government Securities. WPSSL's Form BD reflects the Firm's activity in this business.

Ms. Cart, and any other Designated Principals, will supervise the following activities of the Firm:

Activity

New Account Procedures

Supervision of Orders/Trades

Supervision of Settlements

Supervision of Discretionary Accounts

Approval of Correspondence

Review of Incoming Mail

Performance Reporting

Maintenance of Records

Complaint File and Procedures

Insider Trading, Employee Transactions,
Front-Running

Internal Inspections

Financial Reporting

Investigation and Qualification

Supervision of Proxy Voting

V. SUPERVISION OF REGISTERED REPRESENTATIVES AND OTHER EMPLOYEES

Designated Principals have the responsibility for supervising the conduct and actions of the Firm's Employees and in particular the Registered Representatives assigned to them. This Section sets forth the specific responsibilities of such individuals.

          Each supervisor should hold periodic meetings (no less than annually) with Registered Representatives and other Employees under their supervision to review procedures, individual operations and to discuss any unusual compliance-related issues;

          Each supervisor should review all correspondence written to or from clients and potential clients and approve any correspondence to clients before it is sent pursuant to the policies set forth in this Manual;

          Each supervisor should discuss with the Registered Representatives under their supervision all proposed discussions with clients regarding the securities market and specific securities;

          Each supervisor must refer any written client complaints or oral client complaints to the Compliance Officer on an immediate basis;

          Each supervisor should constantly impress upon Registered Representatives that if they have any doubt as to a particular transaction, they should inquire before the transaction is effected;

          Each supervisor should ensure that trainees (Employees without NASD registration) do not accept any orders from clients, discuss any securities with clients, or offer any investment advice to clients until such time as they are registered with the NASD;

          Each supervisor should immediately discuss with the Compliance Officer any activity of which they become aware that may constitute a violation of any of the applicable securities laws and regulations as well as the rules of the NASD;

          Each supervisor has the responsibility to see that no Registered Representative whom he or she supervises becomes an officer, director, partner or trustee of any organization or trust without prior written approval from the Compliance Officer;

          Each supervisor has the responsibility to see that no Registered Representative whom he or she supervises engages in any business (during or after business hours) other than that of W.P. Stewart and its affiliates or receives compensation in any form from any organization, trust, family holding company, etc. (other than affiliates of WPSSL), or maintains any office space outside of the office of W.P. Stewart without prior written approval from the Compliance Officer.

In addition to the above, it is the responsibility of W.P. Stewart to ensure that an adequate independent investigation has been made into the background of an applicant for registration. A Firm Principal is required to contact all of the applicants' employers during at least the previous three years. It is a Supervisory Principal's responsibility to ensure that registration forms for

Registered Representatives are completed accurately and forwarded to the appropriate persons and regulatory agencies as required.

VI. NEW ACCOUNT PROCEDURES

The rules of the SEC and the various stock exchanges require that the Firm and the Registered Representative responsible for each account know the customer. This means that the Registered Representative must learn the essential facts relative to each customer prior to opening the account and maintain current information about the account. The essential facts include ascertaining who the actual owner of the account is, investment objectives, financial resources and all other information requested on the new account form.

The Firm will not enter an initial trade for a new account until instructed to do so by the Compliance Officer, following his or her approval of the new account. Before approving the account, the Compliance Officer is responsible for determining that all material information deemed necessary has been obtained and recorded on the new account forms, and that all legal documents are in place.

The Registered Representative or his or her assistant must update the client files with any changes in the customer's situation and notify the New Accounts Department at Neuberger Berman LLC ("Neuberger Berman") of any changes.

For all accounts, the Registered Representative shall make reasonable efforts to obtain and verify the following information:

                    1. the customer's age, occupation, employer name and address

                    2.   the customer's financial status

                    3.   the customer's tax status

                    4.   the customer's investment objectives

                    5. other information used or considered to be reasonable and necessary by the Designated Principal

No account can be opened for a minor, as defined by state law, or for an incompetent. If you have any question about the age or competency of a potential new account holder, contact your Designated Principal.

Discretion, short sales and margin transactions are generally not authorized for the following types of accounts: pension or profit sharing plans, trusts, guardian, custodian, estates and any other instances where any person acts as a fiduciary. Exceptions to this rule can only be made if the instrument which creates the entity explicitly authorizes discretion, short sales or margin trades. The designated compliance Principal, after reviewing the documentation, shall determine whether an exception can be made.

Rules 2310 and 3110 of the NASD Rules of Fair Practice require members to make reasonable efforts to obtain additional information pertaining to customer accounts. In addition, Rule 3050 of the NASD's Rules of Fair Practice requires an Associated Person to notify an executing member firm of his employment relationship in writing prior to opening an account or placing an initial order.

The procedure for new accounts under the Firm's supervisory system requires that the Designated Principal confirms that the Registered Representative obtains all relevant information from a potential client and completes all new account forms, and, upon completion of all required documentation, the Compliance Officer approves the new account and instructs the Registered Representative that they may proceed with an initial order (see Section IX following on supervision of orders).

Following these steps, the originals of all new account documents are filed in the appropriate client files.

For each account, the Registered Representative shall obtain and the Firm shall maintain the following:

                    1.   customer's name;
                    2.   customer's residence;
                    3.   date of birth (to ensure customer is of legal age);
                    4. signature of Registered Representative introducing the account;
                    5.   signature of principal who approves the account; and
                    6. for legal entities (corporations, partnerships, etc.), the name of the person authorized to transact business on behalf of the entity.

For each non-institutional account, the Firm shall obtain and maintain:

                    1. customer's Social Security or tax identification number;
                    2.   customer's occupation;
                    3.   name and address of customer's employer; and
                    4. whether customer is associated person of another broker-dealer.

It is the Registered Representative's responsibility to obtain and verify the basic information required to complete the appropriate new account form. The completed new account form must be sent to the New Accounts Department at Neuberger Berman when the account is opened. The New Accounts Department is responsible for processing the account form and assigning the account number. All new accounts must be approved by the appropriate Designated Principal of W.P. Stewart. When the initial order in a new account is a sale, the securities are to be received by Neuberger Berman before the order is entered, unless the Registered Representative demonstrates to the satisfaction of the Designated Principal that the client has the necessary securities in deliverable form and will make delivery by settlement date.

          A. Telemarketing

The policy of W.P. Stewart is that solicitations or "cold calls" are prohibited. If for any reason a Registered Representative or any Employee is instructed to
                                                 ---
engage in telemarketing or "cold calling," that Employee is to immediately and directly contact the Compliance Officer to obtain engages in cold calling, and that any activities undertaken by any Employee which involve telephone calls to
                                  ---
any person or entity not presently a client of the Firm shall comply fully with NASD Rule 2211, whose provisions include (among others) restrictions on the time, content, and nature of such calls, and requirements as to the originator of any such call, identification of the caller and the organization represented, and other important information.

Any customer or other person who indicates at any time their preference not to receive telephone solicitations shall be placed promptly on a "Do Not Call" list for W. P. Stewart, which list shall include who received the information, when and how, and when the name was added to the list. Any person making or authorizing any telephone calls on behalf of W.P. Stewart shall check the "Do Not Call" list against those who are to be called, and delete from the list of calls to be made any name appearing on the "Do Not Call" list.

In the event that the Firm's policy should be amended to permit telemarketing calls, compliance and supervisory procedures consistent with NASD Rule 2210 shall be drafted, adopted and implemented.


          B. SIPC Protection


WPSSL is a Member of the Securities Investors Protection Corporation ("SIPC")which affords certain protections to the customers of WPSSL. The firm will advise its customers that it is a member of SIPC through inclusion of the SIPC symbol (or the official SIPC advertising statement or explanatory statement) in appropriate places, including any advertising, and place a notification of that Membership on prominent public display in the offices of WPSSL. Any display or mention of the SIPC name, initials, or logo must clearly indicate that WPSSL is the entity which is the member of SIPC. Any questions from customers as to what protections are afforded by SIPC shall be referred to the Compliance Officer.

VII. ORDER PROCEDURES.

In addition to the obligation to know your client, the Firm is required to make a reasonable judgment concerning the ability to fulfill each order, including whether securities can be freely purchased or sold and whether the client or custodian will be able to pay or make good delivery of the security. In addition, Registered Representatives should bring to the attention of the Designated Principal any suspicious financial activity, excessive secrecy or urgency of clients to transfer, deposit or convert cash or liquid assets, or lack of investment strategy.

     A.   Unacceptable Checks and Cash
          ----------------------------

          1. The Firm will not accept a check to be credited to the account of an individual if that check is drawn against funds of a corporation of which he or she is an officer or against funds which he or she draws as a director, agent, attorney, executor, administrator, guardian or fiduciary.

          2.   The Firm will not accept third party checks into an account.

          3. Any exception to this policy can only be made by a Designated Principal.

          4. No currency may be accepted at any time for any account transaction or deposit without expressed authorization by a Designated Principal. No Employee may assist or counsel clients in the exchange of cash for money orders or other instruments to circumvent this policy.

     B.   Securities from Other Than Registered Owner
          -------------------------------------------

Only certificates registered in the client's name (or street name if coming from another broker or bank) should be accepted from the client for deposit into his account.

     C.   Discretionary Accounts and Power of Attorney
          --------------------------------------------

Discretionary authority may not be exercised in a client's account without first obtaining the written authorization of the client. Written authorization is also needed for a Firm director or Employee to place discretionary orders for his spouse or close relative. This authorization is embodied in the advisory agreements of WPS, W.P. Stewart & Co., Inc. or W.P. Stewart Asset Management Ltd. or their affiliates.

No instructions should be accepted from a third person unless the Firm has an effective power of attorney on file. This applies even if the third person is the spouse or a close relative of the client. A power of attorney terminates immediately upon the death of the client, and may also terminate if a client becomes incompetent. If a Registered Representative has reason to believe that a power of attorney being used is no longer valid, this should immediately be brought to the attention of the Designated Principal.

     D.   Purchase of Stocks Selling for Less Than $5.00
          ----------------------------------------------

The Firm does not allow the purchase of any stock selling for less than $5.00 per share for the account of any client without prior approval from a Designated Principal.

VIII. SUPERVISION OF DISCRETIONARY ACCOUNTS

With respect to discretionary accounts of WPSSL, it is not necessary for supervising Principals to check individual trades against written authorizations from clients. However, all Principals should note the following:

           o No discretion may be exercised in a client account without a signed Account Agreement in place which gives designated individuals the authority to trade the account with discretion;

           o Any oral or written statement from a client regarding the cessation of WPSSL's discretion to trade an account is to be immediately communicated to the Compliance Officer; such instruction must be promptly put in writing by the client;

           o No discretion may be exercised for any client's account to direct transactions for purchase or sale which are excessive in size or frequency in view of the financial resources, character and objectives of such account;

           o All discretionary accounts shall be reviewed at least quarterly by the appropriate Principal in order to detect and prevent transactions which are excessive in size or frequency in view of the financial resources and character of the account.

In addition to the above, the Compliance Officer will periodically review a sample of discretionary accounts as part of WPSSL's required internal inspection effort.

  IX. SUPERVISION OF ORDERS

     A. It is the responsibility of a Principal to see that order tickets are properly completed and that:

          o    The initial order for a new account is so marked;

          o Orders from a third party for the account of a customer should not be accepted by a Registered Representative unless WPSSL has received written trading authorization for such third party to act on behalf of the customer;

          o No order is entered unless it bears the account name and that the trade is not booked to another customer after execution, without the approval of a Principal;

          o Employee or Employee-related orders are so designated on the order ticket and do not receive priority;

          o Discretionary account orders are marked to indicate whether discretion was used, and if not, whether the order was solicited or unsolicited and approved by a Designated Principal on the day of the trade;

          o Discretionary and "insider" orders to buy or sell against W.P. Stewart's pattern of discretionary trades in the same security on the same day must be promptly documented as to the reason for the order by the Registered Representative involved and attached to the order ticket;

          o In accordance with NASD Rule 2320, in any transaction for a customer, reasonable diligence shall be used to ascertain the best inter-dealer market for the subject security and execute the transaction in such a market so that the resultant price to the customer is as favorable as possible under prevailing market conditions. This obligation does not relate to the reasonableness of commission rates, markups or markdowns.

          o Immediately upon the discovery of any error in an executed order, action is to be taken immediately and the error corrected as soon as practicable. The Compliance Officer is to be notified promptly of both the error and the action taken to correct the error. In the absence of the Compliance Officer, another Principal must be promptly notified. All errors must be documented by the representative whose account is involved, stating the circumstances and resolution, and the documentation must be approved by the Compliance Officer. A copy of such documentation shall be provided to and maintained by the Compliance Officer. No adjustment in the price of a transaction may be made without the approval of the aforementioned Principals.

          B.   Short Sales
               -----------

WPSSL may not effect a short sale for itself or a customer in a Nasdaq National Market security at or below the current best (inside) bid if that bid is below the preceding best (inside) bid. Such restriction, however, does not apply to bona fide market making activity, odd lots, certain special arbitrage accounts, and long sales, among other things. WPSSL may not utilize, directly or indirectly, the offices of a third party to avoid application of this requirement, or, by itself or in concert with another person manipulate the best bids in the market to create an "up bid" and thereby avoid the application of this requirement.

The Compliance Officer will no less than semi-annually sample short sales and compare them to available market data to determine if any short sale violations occurred.

          C. Affirmative Determinations of Securities Being Bought/Sold
             ----------------------------------------------------------

Purchases. Pursuant to NASD Rule 3370 ("Prompt Receipt and Delivery of
---------
Securities"), no Registered Representative may accept a customer's purchase order for any security unless he has first ascertained that the customer placing the order or its agent agrees to receive securities against payment in an amount equal to any execution, even though such an execution may represent the purchase of only a part of a larger order.

Long Sales. Also pursuant to Rule 3370, when a WPSSL Registered Representative
----------
receives a customer's order to sell a security, the Registered Representative must first ascertain that the security is indeed available to complete the settlement of the trade within three business days. If the customer is entering an order to sell "long," the Registered Representative must verify availability of the security in one of the following ways:

               1.   W.P. Stewart has possession of the security;

               2.   the customer is long in his account;

               3. the Registered Representative makes an "affirmative determination" that the customer owns the security and will deliver it in good deliverable form within three business days of the execution of the order; or

               4. the security is on deposit in good deliverable form with a registered broker/dealer or any organization subject to state or federal banking regulations, and that instructions have been forwarded to that depository to deliver the securities against payment.

 To make such an affirmative determination for long sales, the Registered Representative must make a notation on the order ticket at the time the order is taken which reflects the conversation with the customer as to the present location of the securities in question, whether they are in good deliverable form and the customer's ability to deliver them to W.P. Stewart within three business days.

 In the case of a public offering of securities, these requirements shall not apply during the period from the commencement of the public offering until seven (7) business days following the date of settlement between the underwriter and issuer of the securities; provided, however, that the Registered Representative believes in good faith that the customer has purchased the securities.

 Short Sales. No Registered Representative shall accept a short sale order for
 -----------
 any customer in any security unless he makes an affirmative determination that WPSSL can borrow the security on behalf of the customer for delivery by settlement date or that WPSSL will receive delivery of the security from the customer. This requirement shall not apply, however, to transactions in corporate debt securities.

To make such an affirmative determination for customer short sales, the Registered Representative must keep a written record which includes the following:

               1. if the Registered Representative locates the stock, the identity of the individual and firm contacted who offered assurance that the shares would be delivered or that were available for borrowing by settlement date and the number of shares needed to cover the short sale; or,

               2. if a customer assures delivery (e.g., to a broker-dealer or an institution), the present location of the securities in question, whether they are in good deliverable form and the customer's ability to deliver them to WPSSL within three business days.

W.P. Stewart and Registered Representatives may rely on "blanket" or standing assurances that securities will be available for borrowing on settlement date to satisfy the affirmative determination requirements under Rule 3370, provided:
(i) the information used to generate the "blanket" or standing assurance is less than 24-hours old; and (ii) W.P. Stewart actually delivers the security on settlement date. Should W.P. Stewart rely on a blanket or standing assurance but then fail to deliver the security on settlement date, the NASD may deem such conduct inconsistent with the terms of Rule 3370 unless there are mitigating circumstances that are adequately documented by W.P. Stewart.

The Compliance Officer will sample customer purchases and sales on a monthly basis to determine compliance with these requirements, including a review of order tickets and any other logs or records created and maintained for these purposes. A record will be kept of such review, including who conducted the review, when, what documents, by what sample, and what the results of the review were.

     D.   Transaction Reporting Procedures -- ACT
          ---------------------------------------

Requirements:
------------

All trades executed on the Nasdaq National Market, SmallCap Market, OTC
Bulletin Board or any other market regulated by NASD Regulation, Inc. must be reported pursuant to NASD rules. Generally, any trades compared and cleared via the Automated Confirmation Transaction Service ("ACT") must be reported within 90 seconds of execution. This includes trades executed via Instinet (as discussed below), as Instinet does not report such trades to ACT. Any trades not reported within 90 seconds must be reported with the appropriate identifier to indicate that the report is a late report. (Note, however, that a series of late trade reports, whether identified as "late" or not, may be viewed by NASD Regulation Inc. ("NASDR") as a "pattern" of late trade reporting in contravention of NASD rules; therefore, all market makers and traders must make every attempt to timely report trades to ACT.) Any bunched trades must also be identified as such, including when they are reported late.

WPSSL as market maker: In general, WPSSL does not engage in market making.
---------------------
However, in the event that the Firm acts as a market maker in a security it shall so register and be classified as a "registered reporting market maker" ("RRMM") in that security under NASD rules and will be required to report transactions to ACT. In that event, appropriate procedures will be added to the Compliance System.

Reporting Correct Number of Trades
----------------------------------

Generally, each transaction by WPSSL (whether agent or principal, as whether as market maker or not) is to be reported individually to ACT with prices that do not include mark-ups, mark-downs or service charges. However, for dual agency trades (i.e., where WPSSL "crosses" two customer buy and sell orders at one price), only one trade shall be reported to ACT.

Riskless Principal: A similar exception applies to a "riskless principal" transaction. A riskless principal transaction is one in which WPSSL, when not registered or acting as a market maker in the security, receives from a customer an order to buy (sell), and then purchases (sells) the security as principal to resell to the customer and satisfy the customer's order. Such occurrences shall be reported as one transaction in the same manner as a dual agency transaction.

In the event that WPSSL engages or plans to engage in Riskless Principal transactions or as a Prime Broker in Prime Brokerage transactions, the Firm shall implement such procedures as are necessary to ensure compliance with applicable laws and rules.

C.   Publication of Quotes in Non-Nasdaq Securities
     ----------------------------------------------

SEC Rule 15c2-11 governs the submission and publication of quotations by brokers and dealers for certain non-Nasdaq over-the-counter equity securities. Specifically, the rule applies to WPSSL's initiation or resumption of quotations for such securities in any inter-dealer quotation medium, including the NASD's OTC Bulletin Board and National Quotation Bureau, Inc.'s "Pink Sheets" ("pink sheets"). Pursuant to the rule, WPSSL traders are required to review and maintain specified information about the issuer of the security before publishing a quotation for that security. Compliance and Supervisory procedures will be established in the event that the Firm engages in activities which come under these requirements.

Unless an exception to Rule 15c2-11 is available, the rule can be satisfied in one of only five ways:


     (1) WPSSL must have in its possession a prospectus specified by Section 1O(a) of the Securities Act of 1933 (Securities Act) that has been filed with the Commission and which has been in effect less than 90 calendar days, or

     (2) WPSSL must have a copy of the offering circular provided for under Regulation A of the Securities Act and the effective date must be within the preceding 40 days; or

     (3) the issuer must be current in its filings with the Commission and WPSSL must have in its possession the issuer's latest Form 10-K and all subsequent Form 10-Qs and Form 8-Ks; or

     (4)  the issuer must be exempt from Section 12(g)of the Securities Exchange

                    Act of 1934 (Exchange Act) pursuant to Rule 12g3-2(b) and WPSSL must have in its possession all the information furnished to the Commission during the issuer's last fiscal year; or

               (5) WPSSL must have in its possession 16 items of information about the issuer, including financial information which shall be reasonably current in relation to the day the quotation is submitted.

Paragraph (g)(1) of Rule 15c2-11 provides that the required financial information with respect to the issuer will be presumed to be reasonably current, unless WPSSL has information to the contrary, if the balance sheet is as of a date less than 16 months before the submission or publication of the quotation; the statements of profit and loss and retained earnings are for the 12 months preceding the date of such balance sheet; and, if such balance sheet is not as of a date less than six months before the submission or publication of the quotation. It shall be accompanied by additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than six months before the submission or publication of the quotation.

Information that does not satisfy the time frame of paragraph (g)(l) of Rule 15c2-11, is presumptively not reasonably current. If WPSSL seeks to rely on information outside of the time frame, it must affirmatively establish that the financial information is reasonably current.

Documentation compiled by WPSSL pursuant to Rule 15c2-11 must be reviewed and approved by the Compliance Officer, and then filed with the NASD pursuant to NASD Rule 6740 together with a completed Form 211 at least three business days prior to entering a quotation in a quotation medium. Upon receipt, the NASD conducts a substantive review of the material and within three business days, notifies WPSSL whether the application has cleared such that quotation activity may begin or, alternately identifies deficiencies in the submission which must be resolved prior to WPSSL being permitted to enter a quotation in a quotation medium.

D. Confirmations
   -------------

Among other rules, WPSSL must comply with SEC Rule l0b-10 regarding confirmations. Rule l0b-10 requires WPSSL to report on its confirmations to customers various information regarding every transaction WPSSL enters into on behalf of the customer, including but not limited to the date and time of the transaction and the security, shares and price involved; whether WPSSL acted as principal or agent; what commission or other remuneration WPSSL received; and whether WPSSL received payment-for-order-flow. The Compliance Officer shall no less than annually review a sample of confirmations to ensure that such information is correctly reflected on confirmations, and create and maintain a record of such review.

E. Payment for Order Flow
   -----------------------

If WPSSL receives payment-for-order-flow it must comply with SEC Rules l0b-10 and 11Acl-3. Rule l0b-10(d)(9) defines payment-for-order-flow as "any monetary payment, service, property, or other benefit that results in remuneration, compensation, or consideration to a broker or dealer from any broker or dealer, national securities exchange, registered securities association, or exchange member in return for the routing of customer orders" to such entity, and provides further examples of remuneration or compensation that is considered payment-for-order-flow.

SEC Rule 11Ac1-3 requires WPSSL to inform customers in writing when a new account is opened about the Firm's policies on the receipt of payment-for-order-flow, including whether it is received and a detailed description of the nature of compensation received. WPSSL must also disclose information on order-routing decisions, including whether market orders are subject to price improvement opportunities. Rule 11Ac1-3 also requires the dissemination of an annual update of this information to all customers.

SEC Rule l0b-10 requires WPSSL to indicate on all confirmations whether it receives payment-for-order-flow and the availability of further information, on request.

The Compliance Officer will review no less than annually WPSSL's confirmations, new account forms and annual mailings for compliance with these requirements, as well as all agreements WPSSL may have regarding payment-for-order-flow.

F.   Required Order Ticket Information
     ---------------------------------

SEC and NASD rules require that each order ticket contain the following information:

          1.   Name of security

          2.   Amount of shares

          3. Buy or sell (indicate buy or sell by use of appropriate order ticket)

          4.   If a sale is long or short

          5. Short sales (including "short sales against the box") - indicate whether and from where the custodian is able to borrow the security (which must be ascertained before the order is entered)

          6.   Account name or number

          7.   Price or instructions with regard to price

          8.   Whether account is a discretionary account

          9. When a client places the order in a discretionary account, the order ticket must be marked "client directed"/"unsolicited"

          10.  Whether the transaction is for an insider account

          11.  Account's Registered Representative

          12. No change in account name or number shall be made unless the change has been authorized by a Supervisory Principal; prior to giving his approval of such change, the Principal shall be personally informed of the essential facts relative thereto, and shall indicate his approval of such change by initialing the order ticket

Where appropriate, the following information will also be set forth in addition to any other information required by the NASD or SEC:

          1. Comparative trade information: i.e., when selling vs. purchase date and purchase price

          2. When on regional exchange, name of exchange and broker on other side

          3.   Discount, when applicable

          4.   Trade to be made "when issued"

          5.   Trade to be made "when distributed"

          6.   Cash trade

          7.   Next day settlement

          8.   Short exempt

          9.   Substitution

     E.   Checking Order Tickets
          ----------------------

Before any Employee sends an order to Neuberger Berman or WPSSL, if the Firm solicits other brokers, the trader shall check that:



          1. No order from an account is crossed with or filled from any other account without the consent of the client. When such a cross takes place, it shall be noted on the order ticket and shall be noted on the client's confirmation.

          2. No short sales are effected for Employee accounts in securities held by our clients and, generally, no trades are made for Employee accounts before or while completing client transactions in the same security.

          3. In general, the order submitted should not conflict with W.P. Stewart's fiduciary obligations between discretionary and non-discretionary accounts.

In the event there is any question concerning the propriety of the trade, the trader taking the order shall refer the order to the Supervisory Principal for review.


     F.   Order Audit Trail System ("OATS") and Time Stamping
          ---------------------------------------------------

OATS is an integrated audit trail system that enables NASDR to perform surveillance for a number of NASD rules and policies regarding trading by NASD members in the Nasdaq market. NASD Rules 6950 through 6957 (the "OATS
Rules") require firms to 1) synchronize all clocks used in time stamping orders, and 2) submit details of "events" that occur in the life span of a customer or proprietary order. OATS reporting requirements apply to NASD transactions in NASDAQ National Market, NASDAQ Small Cap Market, and convertible bonds. OATS reporting requirements do not apply to transactions in OTC Bulletin Board, OTC Pink Sheets, mutual funds and listed securities.

All computer system clocks and mechanical clocks used by the Firm to record the date and time of any order "Event" (defined as order entry, modification, cancellation or execution, or order routing to another NASD member firm or to another department) must be synchronized to within three seconds of the National Institute of Standards and Technology atomic clock by July 1, 1999. The three-second tolerance is designed to account for the following: difference between atomic clock and WPSSL's clock; transmission delay from atomic clock to WPSSL's clock; and "drift" in WPSSL's clock. By July 31, 2000 (or whenever
WPSSL begins reporting to OATS, whichever is earlier), the time stamps marked by such clocks must include seconds, and must be calibrated to Eastern Time.

The Events must be reported to OATS by no later than 4:00:00 a.m. on trade date plus one (referred to as "T+l"). The designated Employees shall serve as the following:

          1. Administrator - Edward Butler - the primary contact at WPSSL for OATS. He will manage user IDs and passwords; update WPSSL data on OATS; and regularly disseminate OATS information to WPSSL personnel.

          2. Technical Support Contact - Edward Butler - assists NASD in resolving OATS-related technical difficulties.

          3. Compliance Contact -Stewart Bent -assists in resolving OATS-related compliance issues.

The Compliance Officer is responsible for supervising the OATS activities of the aforementioned OATS personnel.

The OATS Administrator, or a designee, shall make sure that any clock used to record Events is synchronized at least once a day before the market opening, and shall check such clocks again at pre-determined times later in each trading day and as circumstances dictate (e.g., evidence of faulty clocks). The Firm shall maintain (and the OATS Administrator shall confirm the keeping of) a synchronization log ("Log") to insure that this procedure is followed. The Log will record the following synchronization information for each clock used to record events, whether or not the clock is to be used on that day:

          o    Identity of the clock;

          o    Person performing the synchronization check (if applicable);

          o    Atomic clock time (including seconds);

          o    Simultaneous system or mechanical clock time (including seconds);

          o Any difference between the Firm's clock and the simultaneous reading on the Atomic clock;

          o    The cause, if known, of the discrepancy; and

          o    Any steps taken and plans to report and correct discrepancies.

To the extent WPSSL relies on automated synchronizations, a random manual test of such synchronizations of all clocks shall be conducted weekly by the OATS Administrator (or designee), and a record shall be kept detailing all test methods and results. If said manual tests reveal no faulty automated synchronizations after three months, such tests shall be conducted monthly.

The OATS Administrator and the MIS/Systems Department must be immediately advised of any discrepancies of more than three seconds in any clock recording Events, and must immediately correct same. An analysis of the discrepancy and a plan to resolve any ongoing discrepancies must be submitted timely to the Compliance Director, and the execution of the resolution plan will be regularly supervised by the Compliance Officer until the discrepancy is resolved.

The Firm intends to submit OATS records through Neuberger Berman via NASD private network, or by any one of the other means of reporting approved by the OATS Rules. Because WPSSL handles all orders in Nasdaq securities manually, the date when the Firm must begin reporting Events to OATS is July 31, 2000, unless a different reporting date is assigned or determined. In any event, a record of OATS Events will be maintained beginning no later than July 31, 2000. The OATS Administrator must be prepared to begin reporting Events by that date, and the Compliance Officer must review the procedures for this reporting to insure that reporting can begin by the required date.

Order information to be included in OATS reports shall include: order identifier (eight-character Firm-generated identification unique to each order), MPID (the four-digit NASD identifier for the Firm), Event type, date and time in seconds, number of shares, type of order (buy or sell, market, limit, stop, etc.), limit or stop price, date and time of order entry, account type code.

OATS reports must be tested for accuracy and compliance when the system is implemented and periodically thereafter. The Compliance Officer shall see that these tests are satisfactorily completed.

NASD Rule 3110 and SEC Rule 17a-4(b) apply to OATS records pursuant to NASD Rule 6954, meaning that OATS records must be preserved at least three years, the first two years in a readily accessible place.

OATS records need not be maintained in the electronic format in which they were submitted to OATS. They may be retained in paper or microfiche formats. Where there are multiple executions on one order, each Event will be individually clocked at the time of each execution. At the end of the day, a Supervisory Principal shall review all orders placed. The Designated Principal must indicate his review by entering his or her initials.

X.   SUPERVISION OF GOVERNMENT SECURITIES TRANSACTIONS

WPSSL may, consistent with its registration, engage in transactions involving Government Securities, as that term is defined in Section 3, Paragraph 42 of the Securities Exchange Act of 1934. Government Securities transactions shall be executed in the same manner and following the same procedures as set forth for other securities herein, as appropriate. W.P. Stewart personnel are required to review and must be aware of NASD Notice to Members 96-66 entitled "SEC Expands Scope of Conduct Rules and Other NASD Rules to Government Securities; Approves New Suitability Interpretation."

In transactions involving Government Securities, WPSSL Representatives and Supervisors are governed by, and shall comply with, the applicable provisions of the Securities Exchange Act of 1934, and the Rules, Regulations, and Statements of Policy promulgated thereunder, and the applicable Rules of the Treasury Department and the NASD. A Supervisor shall be designated to carry out the supervisory procedures, and a copy of these procedures shall be kept in each office of the Firm. That Supervisor shall be Stewart Bent or his designated successor (the "Designated Supervisor").

The Designated Supervisor shall:

               1. Monitor all transactions involving Government Securities as they take place;

               2. Annually inspect all completed transactions for compliance with applicable regulations; and

               3. Annually review and update policies and procedures pertaining to Government Securities transactions.

No WPSSL Representative shall engage in any transaction involving Government Securities without approval of the designated Supervisor prior to engaging in such transaction, and without first satisfying the designated Supervisor that the Representative is duly registered pursuant to Section 15 and Section 15C of the Securities Exchange Act of 1934, and any WPSSL Representative engaging in such transaction shall obtain such information and make and keep such records as are required by those provisions. The Designated Supervisor, and any other Supervisor engaged in Government Securities transactions, shall be duly registered pursuant to Section 15 and Section 15C of the Securities Exchange Act of 1934, and shall comply with all requirements thereof.

WPSSL shall not advertise in any way the offer, purchase or sale of Government Securities.

XI.  EXCESSIVE MARK UPS

W.P. Stewart's policy and procedures regarding mark-up and mark-downs relate to practically all transactions involving customers, excluding public underwritings. Such transactions include, but are not limited to the following:

               o riskless principal transactions (e.g., where WPSSL buys a security to fill a customer's order and charges the customer a higher price than it paid);

               o selling to a customer from inventory (i.e., charging a mark-up from the current representative market) (NOTE: in this instance, the price WPSSL paid to acquire the security should not be a factor in the price charged the customer);

               o purchasing a security from a customer (i.e., charging a mark-down from the current representative market);

               o buying or selling on behalf of a customer (i.e., the commission on an agency trade); and

               o buying and selling different securities from a customer contemporaneously (i. e., where a customer's sale finances his purchase, in which case the WPSSL shall only charge a single mark-up, not two, from the respective current representative markets for the securities).

The SEC states that the anti-fraud provisions of the federal securities laws proscribe charging excessive mark-ups to retail customers without proper disclosure to the customers. NASD rules also proscribe excessive mark-ups on the sale of securities in a principal transaction, regardless of whether or not the mark-up is disclosed. The SEC further states that it has consistently held that mark-ups in excess of five percent (5%) above the prevailing market price are fraudulent in the sale of equity securities and that mark-ups in the sale of debt securities generally are expected to be lower than those on equities.

The NASD has stated that the 5% measure is a guide, not a rule or a safe harbor. A member may not justify mark-ups on the basis of expenses which are excessive. The prevailing market price should be the base price used in calculating the 5% mark-up in principal transactions with customers. In the absence of other bona fide evidence of the prevailing market, a member's own contemporaneous cost is the best indication of the prevailing market price of a security. A mark-up pattern of 5% or even less may be considered unfair or unreasonable under the "5% Policy." Determination of the fairness of mark-ups must be based on a consideration of all the relevant factors, including, among other things, the following:

               o    percentage of mark-up;

               o cost of services and facilities provided customers (i.e., the higher the cost to WPSSL, the greater the mark-up allowed);

               o the type of security involved (e.g., a common stock transaction customarily involves a higher percentage of mark-up than a bond transaction of the same size);

               o the availability of the security in the market (i.e., an inactive security typically justifies a higher percentage of mark-up);

               o the price of the security (i.e., the percentage of mark-up or rate of commission generally increases as the price of the security decreases);

               o the amount of money involved in a transaction (i.e., the smaller the amount of money, the higher the percentage of mark-up, to cover the expenses of handling).

In sum, a mark-up should not approach 5% unless several of the above factors justify it. In addition, all Registered Representatives should be consistent in their mark-ups with both their own customers, and all other Registered Representatives. The sales supervisor will routinely sample mark-ups, mark-downs and commissions for compliance with these policies and procedures, and the Compliance Officer will periodically review such samples.

For further information and detailed discussion of case law in the area of mark-ups, background and application of the NASD's Mark-Up Policy, and MSRB Rules G-17 and G-30 as they relate to mark-ups, see SEC Release No. 34-24368 (April 21, 1987) and NASD IM-2440 ("Mark-Up Policy").

XII. MARKET MAKER RESTRICTIONS AND RULES

WPSSL does not presently act as a Market Maker. It is the policy of the Firm that neither the Firm nor any Employee or Employees shall engage in activities which are or may be construed as market making activities. At such time as W.P. Stewart may choose to engage in market making activities, in addition to necessary registration and amendments, the Firm will institute policies concerning the activities contemplated.


     A.   Limit Order Handling and Two-Sided Quotation Rules
          --------------------------------------------------

The SEC has determined that a broker-dealer who has a limit order has a fiduciary duty to its client prior to trading for its own account. As stated herein, it is the policy of W.P. Stewart that client orders are given priority to any order for the Firm or for the Account of any Employee. SEC Rule 11Acl-4 imposes requirements on Market Makers to display orders which meet certain criteria. As WPSSL does not make markets in securities, these rules only apply to W.P. Stewart in its capacity as an agent for customer orders and Firm orders. Designated Principals will carefully monitor the activities of Registered Representatives and traders to be sure that the Firm does not engage in activities which could be construed as Market Making. Further, the Principals of W.P. Stewart will monitor the Firm's transactions to insure that Limit Order Handling Rules, Two-Sided Quotation Rules and other rules applicable to Market Makers are complied with by the Firm to the extent, if any, that they apply.

     B.   Order Display
          -------------

The Compliance Officer is responsible to ensure that any obligations or requirements to display or report quote details for transactions of the Firm under Rule 11Acl-1 and/or any order display rules promulgated by the SEC or the NASD are met.



For the impact of the Best Execution and "Trading Through" Rules on executions involving limit orders, see the applicable sections of this Manual.

XIII. BEST EXECUTION/TRADING THROUGH LIMIT ORDERS/THREE
       QUOTE RULES

The following Best Execution procedures apply to executing brokers. In the event that W.P. Stewart executes any transactions, these procedures shall apply.

Best Execution: In any transaction for or with a customer, a broker shall use reasonable diligence to ascertain the best inter-dealer market for the security and buy or sell in such market so that the resultant price to the customer is as favorable as possible under prevailing market conditions. Best execution requirements apply to an agent, as well as where retail transactions are executed as principal and contemporaneously offset (i.e., riskless principal transactions).

Trading Through Limit Orders: Generally, a representative or trader may not "trade through" a customer's order (i.e., trade as principal when in possession of a customer order executable at the same price on the same side of the market) in National Market, SmallCap and exchange-listed securities. Such activity is not expressly prohibited in OTC Bulletin Board stocks, but other requirements (i.e., Best Execution and Three-Quote Rules) do apply to those transactions.

Limit Order Protection Rule ("Manning Rule"): Pursuant to various NASD Rules and interpretations (particularly IM-2110-2 and Rule 6440), where a Member firm is a market maker in a stock (National Market, Nasdaq or exchange-listed) and possesses a customer limit order in said stock that is priced better than the firm's bid or offer, it must provide such better price to any equal or lesser-sized customer market order entered on the other side of the market. In other words, the market maker may not in such a circumstance execute the market order at the market price, then trade with the limit order at the limit price (and thereby profit from the difference). However, negotiated terms and conditions are allowed where the order either is entered by an institutional customer (as defined in NASD Rule 3110(c)(4)), or is 10,000 or greater shares in size and $100,000 or more in value.

Three-Quote Rule: A broker executing transactions in non-Nasdaq securities (especially, but not exclusively, OTC Bulletin Board securities) on behalf of customers, it must contact a minimum of three dealers (or all dealers, if three or less) and obtain quotations in determining the best inter-dealer market. Under the best execution interpretation, any market maker, trader or Registered Representative is generally required to use reasonable diligence to ascertain the best inter-dealer market for a security, and to buy or sell in that market so that the resultant price to the customer is as favorable as possible under prevailing market conditions. Also, the market maker, trader or Registered Representative must indicate on the order ticket for each such transaction security the name of each dealer contacted and the quotation received to determine the best inter-dealer market. Limited exceptions to these requirements are potentially available from NASDR, especially as regards foreign listed securities.

For each of the above-listed requirements, the Compliance Officer shall conduct periodic samplings (no less than semi-annually) of order tickets, market data (including quotes), internal order and trade reports and any other applicable documents to review compliance, and shall create and maintain a memorandum describing such reviews.

XIV. REVIEW OF DAILY TRADES

The Compliance Officer will review (personally or via a designee) the daily trade blotter on the day following trade date. Additionally, the Compliance Officer must review all order tickets no later than the day following the trade date. This review of order tickets is intended to complement the review of the blotter since the blotter will not indicate whether all required information was on the order ticket. Reviews of order tickets and the trade blotter must be evidenced by the signature of the Compliance Officer, the date on which they were reviewed, and any relevant comments. Any problems or issues which were discussed with Registered Representatives as a result of these reviews should be noted in memo form and submitted to the Compliance Officer.

In the review of trades, the Compliance Officer should consider whether any transaction or series of transactions might involve the following:

          o    Churning of accounts;

          o    Unsuitable investment for an account;

          o Sales of possible restricted stock or control stock that might have been received in a new account;

          o Any relationship between transactions for "insiders" and transactions for customers;

          o Any "insider" receiving a better price than any client for the purchase or sale of the same security ("front running");

          o Proper documentation of reason for discretionary or "insider" orders against the pattern of discretionary trades;

          o    Unauthorized transactions;

          o    Switching of securities between client accounts;

          o    Purchase of securities not approved by W.P. Stewart.

 In reviewing order tickets, the Compliance Officer should see that the following information is provided:

          o    The client's name and account number;

          o Adequate description of the security and amount to be purchased and/or sold;

          o Orders should be marked "market" or show a limit, and indicate duration (open till, GTC, etc.);

          o Sell orders should be marked "long" or "short", and indicate the source of the securities to be delivered;

          o    Orders where discretion was used should be so noted;

          o    Orders should be properly time-stamped for time of entry;

          o Orders should be marked "insider," as applicable, and should be approved by a designated principal prior to execution.

Any evidence of Employee misconduct regarding transactions must be immediately brought to the attention of the Compliance Officer.

XV.  SUPERVISION OF SETTLEMENT TRANSACTIONS

As WPSSL's clearing agent, Neuberger Berman performs the actual settlement function for client accounts and provides the appropriate supervision. However, all Principals should note:

          o no transfer of money or securities from one account to another occurs unless specific written instructions allowing the same have been obtained from the clients involved and a Principal has approved the transaction;

          o no payment request to a client may be ordered without the approval of the appropriate supervising Principal (note that no payment request to a client will be processed by Neuberger Berman without the signature of a designated Principal at WPSSL); and no check payment is to be given to a Registered Representative or other Employee for delivery to a client without the approval of the appropriate Principal;

          o no corporate check will be accepted for credit to the account of an individual without the approval of a Principal; and

          o no Registered Representative's check will be accepted for credit to a client's account.

Neuberger Berman publishes a compliance manual detailing their clearing and supervision procedures; copies are available to W.P. Stewart's staff.

Reporting of Currency and Foreign Transactions (SEC Rule 17a-8) and Anti-money Laundering

In connection with the daily review of customer account activity, Registered Representatives should consider whether activity in a client's account is "suspicious." There is no clear definition of what is "suspicious." However, activity in an account should be considered suspicious if, for example, it reflects money wired into and then out of an account from a foreign location, or if an account is credited with regular deposits toward the purchase of U.S. Treasury securities which are subsequently delivered out of the account to another location. If anyone detects potential money laundering in an account, it should be brought to the attention of the Compliance Officer, who will undertake his or her own review of the facts and circumstances.

Among the factors which are to be considered in determining the appropriate course of action are the dollar amount of the transactions in an account (in relation to the overall value of the account), the frequency with which money is wired into or out of the accounts, whether money is wired into or out of an account from a foreign location, the type of account (individual or entity), and the relationship between the customer and WPSSL.

As Neuberger Berman serves as clearing broker for in-house accounts, its policies relating to anti-money laundering are an integral part of these procedures. Current policy is that Neuberger Berman will not accept cash, traveler's checks or third party checks into an account. Furthermore, requests to wire out of an account funds of US$l,000,000 or more must be approved by the Compliance Officer. Third party transfers of US$l,000 or more require the written authorization of all owners or fiduciaries of an account; transfer requests unaccompanied by such proper written instructions require the approval of the Compliance Officer.

XVI. FINANCIAL REPORTING

All Employees with access to information which is required to ensure that the financial reporting of the Firm is accurate and complete are required to provide such information to the Financial Operations Manager of the Firm in a manner and time which would permit the timely and accurate reporting of such information. The Firm has certain financial reporting responsibilities in addition to those records described in section XIX herein. Please note, the reporting requirements of the Firm may change depending upon the activity of the Firm and our customers.


FOCUS Reports Parts I and II, or IIA, as appropriate, must be timely and accurately filed electronically.

Transactions and other entries must be posted to books and records accurately and on a timely basis.

Trial balances should be accurate and agree with corresponding balances in the general ledger.

Subledger balances should agree with general ledger balances, and subledger securities positions should agree with the Firm's position record.

Month-end trial balance proprietary positions should agree with the Firm's position record.

Customer complaint records should be maintained and reported as required.

Currency and foreign transactions must be reported. Currency transactions are not permitted under W.P. Stewart policies. In the event that an exception is made or for any other reason a currency transaction takes place, currency reporting requirements (including SEC Rule 17a-8) and IRS requirements must be met.

Net capital must be computed and maintained in accordance with SEC Rule 15c3-1, and notifications must be sent as required to the Firm's designated examining authority, the NASD.

XVII. REVIEW AND APPROVAL OF CORRESPONDENCE

     The following procedures and guidelines are designed to ensure compliance with SEC and NASD rules and policies requiring W.P. Stewart to monitor all incoming mail, regardless of whether addressed to a Registered Representative or to the Firm itself. The procedures should also insure that all mail received is processed, acted upon, filed, routed and addressed in an expeditious manner.

     A.   Incoming Mail Procedures

     Registered Representatives and other Employees must arrange to have all personal mail (i.e., non-business) addressed to somewhere other than their respective offices. Only mail related to W.P. Stewart's business is to be addressed to the W.P. Stewart's office location.

          1. The Principal will designate a person or persons (with appropriate alternates) to sort and disseminate all incoming mail, except that marked "personal" or "Personal and Confidential." The contents will be inspected and all correspondence will be referred to the Principal. The Principal is responsible for insuring that response is made to all inquiries and that complaints are promptly handled. Copies of all letters should be kept for a period of three years. Naturally, money or other contents which require action or correction by a principal must be turned over to that individual. Mail containing routine matters, advertisements, bulk mail, Advisory Service Reports, etc. will be distributed directly to the Registered Representative.

          2. Personnel involved in mail distribution must be instructed to immediately deliver mail to a Principal for all Employees who are absent for any reason. Under no circumstances is mail to be left unattended on any Registered Representative's desk.

          3. Special attention is to be paid to incoming checks and securities. Principals will have these items referred at once to the administrative office with appropriate notification to the Registered Representative. The Firm will maintain a daily log of incoming checks, listing the account to be credited, the amount of the check and the name(s) of the sender/drawer. The Principal shall see that this log is maintained.

          4. All return mail envelopes will be opened, regardless of any notations on the envelope. However, other mail marked "Personal," "Confidential," or "Personal and Confidential" will be given directly to the Principal for opening in the Registered Representative's presence.

     The Designated Principal must review and initial (or cause to be reviewed and initialed) prior to mailing a copy of all correspondence by Registered Representatives (except that the correspondence of the senior Registered Representatives may be reviewed and initialed promptly after mailing), whether handwritten, typed, printed or in the form of electronic mail, which is being sent to a client, or potential client or otherwise pertains to W.P. Stewart's business. Regular correspondence, and in particular quarterly performance summaries, sent by Portfolio Managers to clients, including W.P. Stewart's Investment Advisory clients, must be approved and initialed by two Portfolio Managers and a by representative designated by the General Counsel or the Compliance Officer for that purpose before it is sent. This policy applies to all but routine administrative correspondence.

The initialed copies of all correspondence must be kept in designated correspondence files organized by each Registered Representative. The Designated Principal shall regularly check that these correspondence files are maintained.

In reviewing correspondence, Designated Principals should be conscious of prohibiting any which contains:

o Enclosures of internal materials not made available for distribution by W.P. Stewart;

o    Unreasonable claims, exaggerated language, or rumors;

o    Predictions of earnings or price changes of securities;

o    Tax advice;

     All mail addressed to the business address of the Firm shall be deemed to be business mail for the purpose of review, even if it is addressed to a particular person and marked "Personal and Confidential."

     The above outlined procedures do not apply to inter-office mail dealing with internal Firm matters. Inter-office mail marked "Personal,"Confidential," or "Personal and Confidential" will continue to be delivered unopened to the addressee.

     B.   Outgoing Mail Procedures
          ------------------------

     The following procedures apply to all mailings by Registered
Representatives of written or electronic (i.e., e-mail or Internet) correspondence pertaining to the solicitation or execution of securities transactions:

          1. All outgoing mail (written or electronic) except for routine administrative correspondence (which must be reviewed in advance and approved by the appropriate Designated Principal) shall be approved in advance by 2 Portfolio Managers and a representative designated for this purpose by the General Counsel or the Compliance Officer. The approving Principals must note approval of the following: (a) if outgoing written correspondence, by written endorsement, signature or initial on an internal record; or, (b) if outgoing electronic correspondence, by written endorsement, signature or initial on a hard copy, or by electronic notation on an electronic copy. Copies of the correspondence shall be retained (if electronic correspondence, it may be stored electronically).

               2. Handwritten correspondence is prohibited unless approved in advance by the Designated Principal and a copy of the correspondence is retained in W.P. Stewart's files.

               3. The Compliance Officer shall periodically sample Employees'e-mail to ensure that no correspondence relating to executions or solicitations of securities transactions have been sent without prior approval.

               4. It is the policy of W.P. Stewart that the letterhead of W.P. Stewart may not be used for personal correspondence.

          C.   Internet/E-Mail
               ---------------

All communications including those disseminated through electronic media must comply with the approval, record keeping and filing requirements of the NASD rules. The immediacy of the use of E-mail and the Internet create special concerns for the Firm in supervising the activities of its Employees. As in the case of written correspondence, all E-mail and other electronically transmitted communications must be approved by a Designated Principal of the Firm as specified above. In the event that an Employee receives an E-mail and replies thereto, the information should be immediately referred to and discussed with a Designated Principal to ensure that the response is appropriate. Communications received via E-mail should, whenever possible, be transferred to hard copy in order for a written record to be created and maintained in the Firm's files. Ln the event that E-mail is used to communicate with customers and investors as to the merits of a particular security, each Registered Representative is responsible to ensure that he or she has reasonable grounds for believing that the recommendation is suitable for such customer on the basis of the facts available, including the customers other security holdings, financial situation and needs. Registered Representatives should not blindly trust information on a recommended security received through the Internet, on-line communications or other electronic media. The Firm's Designated Principals have the authority to remove the privilege of any Registered Employee or any person associated with the Firm from utilizing E-mail, Internet and other electronic media to communicate with outside parties in any situation that indicates that the information is being misused or has not been approved by a Designated Principal.

XVIII. MAINTENANCE OF RECORDS

WPSSL clears through Neuberger Berman and carries no customer accounts. As a result, certain record-keeping requirements related to customer accounts and transactions are the responsibility of Neuberger Berman as clearing broker. However, WPSSL is nonetheless subject to substantial record-keeping requirements under NASD rules, as well as regulations contained in Rules 17a-3 and 17a-4 of the Securities Exchange Act of 1934, and (as is all W.P. Stewart personnel) Rules 204-2 and 206(4)-3 of the Investment Advisers Act of 1940. Additionally, the ERISA regulations promulgated by the U.S. Department of Labor require the retention of certain records by advisors to ERISA plans.

It is the Compliance Officer's responsibility to see that all such required records are maintained and kept current in W.P. Stewart's files. SEC Rule 17a-3 describes what records must be maintained and kept current by a broker-dealer relating to its business. All Principals should be familiar with each type of required document produced by Registered Representatives for whom they are responsible, and assist the Compliance Officer in ensuring the maintenance of all required files.

In general, required records are of the following types:

          1.   Insider accounts and transactions;

          2. Customer account documents such as new account forms, powers-of-attorney and disclosure letters;

          3. Customer transaction records such as confirmations and statements;

          4. Trading records such as order tickets, blotters and error reports;

          5. Firm financial records and regulatory filings such as the general ledger, FOCUS reports and 13-F filings;

          6.   Correspondence files (to and from clients and potential clients);

          7.   Advertising files;

          8.   Complaint file;

          9. ERISA documents such as brokerage-direction letters and proxy voting records;

          10.  Supervisory reports:

          11. Personnel files for Registered Employees including investigatory findings.

All Principals should be familiar with each type of required document produced by Registered Representatives for whom they are responsible, and assist the Compliance Officer in ensuring the maintenance of all required files.

Below is a listing of all required records and their duration of retention by the Firm.

SEC Rule 17a-3                     SEC Rule 17a-4                  SEC Rule 17a-4
Records that must be               Time period the records         Time period the records
maintained and kept                must be preserved               must be kept in a
current by broker-dealers                                          readily accessible place
--------------------------------------------------------------------------------
Blotters (records of               6 years                         First 2 years
original entry)

General ledger                     6 years                         First 2 years

Subsidiary records                 3 years                         First 2 years

Security position records          6 years                         First 2 years
(Record of each long and                                                                                                           '
short position)

Client accounts                    6 years                         First 2 years

Trial balance                      3 years                         First 2 years

--------------------------------------------------------------------------------

Employment applications            Until 3 years after             Until 3 years after
for each associated person         person has terminated           person has terminated
employment with                    employment with
                                   broker-dealer

Order tickets                      3 years                         First 2 years

Directors' minutes                 Life of enterprise              First 2 years

Stock certificate books            Life of enterprise              First 2 years

Checkbooks, bank                   3 years                         First 2 years
statements

Partnership articles of            Life of enterprise              First 2 years
incorporation

XIX. SUPERVISION OF COMPLAINT FILE AND PROCEDURES

The Compliance Officer is responsible for supervising W.P. Stewart's complaint file and W.P. Stewart's procedures for handling complaints from customers. Rule 3110 of the NASD rules, among other rules, requires that a separate file of all written complaints from customers and the disposition of these complaints be kept and preserved by account name.

A complaint is considered to be any written or statement by a customer or by any person acting on his behalf referring to a grievance involving the activities of those persons under the control of W.P. Stewart in connection with the solicitation or execution of any transaction or the disposition of securities or funds of that customer. A memorandum of oral complaints is not required but should be prepared wherever the complaint is of a serious nature.

Registered Representatives receiving a complaint should immediately notify their supervisor and proceed under his direction.

All complaints should also be brought promptly to the attention of the Compliance Officer.

Any adjustments to an account as a result of a complaint must be approved in advance by the Compliance Officer.

XX.  INSIDER TRADING, EMPLOYEE SECURITIES TRANSACTIONS AND FRONT-RUNNING

Federal and state securities laws prohibit any purchase or sale of securities by a person having material non-public information. In addition, "tipping" of others about such information is prohibited. Rule l0b-5 under the Securities Exchange Act of 1934 makes it unlawful for any person to use, either directly or indirectly, material inside information that has not been publicly disseminated. This area of the law is ever-expanding to include almost all activity by anyone who acts upon information, no matter how innocently obtained, which is not generally available to the public. The persons covered by these restrictions are not only "insiders" of publicly traded companies, but also any other person who, under certain circumstances, learns of material non-public information about a company.

Violation of these restrictions has severe consequences for both employees and employers. Under federal law, trading on inside information or communicating inside information to others is punishable by imprisonment of up to ten years and a criminal fine of up to US$l,000,000. In addition, employers may be subjected to liability for insider trading or tipping by employees. Under the federal statute, broker-dealers may be held liable for failing to take measures to deter securities law violations where such failure is found to have substantially contributed to or permitted a violation.

In view of these provisions of the securities laws, W.P. Stewart has adopted the general policy that a Firm Employee may not trade in securities of any company about which the Employee possesses material non-public information or any company on the Restricted List of the Firm, nor "tip" others about such information. The policies and procedures set forth below are intended to implement this general policy.

Definitions

Firm Personnel - The policies and procedures set forth below apply to all Firm personnel. For purposes of this policy, all references to Firm personnel or Employees herein include spouses, family members and others living in their households, business partners and any other persons who might receive material information from any of such persons;

Material Non-Public Information - Material non-public information includes any information not publicly available which, if disclosed to the public, could be expected to affect the market price for a company's securities or affect a reasonable investor's decision to invest. There are several categories of information that are particularly market-sensitive and therefore clearly qualify as material. For example, knowledge of business combinations such as mergers or joint ventures, changes in financial results, changes in dividend policy, significant litigation exposure, new product or service announcements, plans for a recapitalization, repurchase or shares or other reorganization, and similar matters;

When Information Has Become Public - Inside information is generally not deemed to have become public until such information has been publicized through a press release or other official announcement sufficient to provide the investing public a reasonable opportunity to evaluate the information. For purposes of this policy, employees in possession of material nonpublic information shall allow at least 30 minutes to elapse following the moment of adequate public disclosure (e.g., announcement on the Dow Jones News Service) of such previously non-public information before trading in any securities of the company that is the subject of such information. The 30 minute delay has been chosen since it is W.P. Stewart's understanding that such period is sufficient for a broad dissemination of the development in light of the communications and news services available to the investing public in the United States.

All Principals should be thoroughly familiar with W.P. Stewart's policy with regard to insider transactions, as follows:

          A.   Contacts with Public Companies
               ------------------------------

               1. "Contacts" with public companies refers to all relationships, conversations, or meetings with a public company, or its directors, officers or agents.

               2. It is a policy of W.P. Stewart to discourage directors or Employees from becoming directors of public companies. Exceptions can only be made with the prior approval of a Designated Principal.

               3. All contacts with public companies must first be cleared with a Designated Principal.

          B.   Prohibition Regarding the Use of Inside Information
               ---------------------------------------------------

               1. Persons who are in possession of any "material inside information" that has not been publicly disseminated are prohibited from:

                    a. Purchasing or selling securities for their own accounts, insider accounts or accounts over which they exercise discretion;

                    b. Soliciting client's orders to either purchase or sell the securities;

                    C. Disclosing such information or any conclusions based thereon to any other person in or outside W.P. Stewart, except a Designated Principal.

               2. In determining whether the information obtained comes within the above definition, and is therefore unusable, the following terms apply:

                    a. "Material Information" is any information which a reasonable investor might consider important in making an investment decision. The following is a list of the types of information that are likely to be deemed "material": dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in orders, significant merger or acquisitions, proposals or agreements, significant new developments, tender offers, purchase or sale of substantial assets.

                    b. "Publicly Disseminated" means information which is generally available to the public and about which the public has had a reasonable opportunity to make an investment decision.

                    c. "Solicited Orders" include all orders where the inducement to purchase or sell comes from within WPSSL and/or its affiliates, including orders in discretionary accounts initiated by a director or Employee of such firm(s).

          C.   Disclosure
               ----------

Whenever possible, the public company should be encouraged to publicly disseminate the information which might be deemed to be inside information. Once the information has been publicly disseminated, the trading restrictions no longer apply.

          D.   Compliance Procedure
               --------------------

A Designated Principal should be consulted in all instances where a person feels that he might be in possession of material information that has not been publicly disseminated.

Confidentiality of Inside Information

Material non-public information acquired by Firm personnel shall be maintained in strict confidence. Firm personnel shall take all appropriate steps to preserve the confidentiality of such information.

Trading by Firm Personnel

An Employee may not engage in any transaction involving securities of a company about which such Employee possesses material non-public information or any company on the Firm's Restricted List (excepting only documented unsolicited customer orders), whether for the account of W.P. Stewart, a client, such Employee, or any other person. Any violation of this rule will automatically result in the termination of employment with W.P. Stewart. Except in those instances where trading is clearly prohibited, Firm personnel should consult with the Compliance Officer or such other individual as may be appointed before effecting a transaction if there is any question whether the transaction could to any degree have been motivated by knowledge of nonpublic information.

In order to enforce compliance with this trading restriction, it is W.P. Stewart's policy that every Employee who shall trade in securities for his or her own account shall conduct such transactions through accounts established and maintained with W.P. Stewart. Any outside account for the purpose of trading in securities established by an Employee prior to the commencement of his or her employment at W.P. Stewart shall be closed, provided, however, that where closing such account would cause undue hardship to such Employee, or where approval of the Compliance Officer has been obtained, W.P. Stewart may require as an alternative that any trading conducted by such Employee in such account be reported expeditiously to W.P. Stewart through duplicate confirmations and statements. No matter where the Employees' accounts are maintained, the Compliance Officer will review all Employee trading as it occurs to look for irregular patterns or activity that may indicate insider trading.

Prohibition of Front-Running

W.P. Stewart has established a policy that neither it nor its Employees or their related "insiders" (see Chapter XXIV, "Insider Accounts," for a complete definition of "insiders") will execute a transaction in a security for W.P. Stewart's account or an account in which W.P. Stewart or an Employee or Insider has a beneficial interest or exercises investment discretion, when a customer's order for the same security, same way, at the same or better price (whether limit or market order) remains unexecuted. Further, no transaction in any account in which W.P. Stewart or an Employee or Insider has a beneficial interest shall be executed at a better price than any transaction executed on that same day in the same security for another W.P. Stewart account. In addition to this same market front-running prohibition, pursuant to NASD Notice to Members 87-69, each Employee and Insider is prohibited from buying or selling an option while in possession of non-public information concerning a block transaction in the underlying stock, or buying or selling an underlying security while in possession of non-public information concerning a block transaction in an option covering that security ("inter-market front-running"), for an account in which W.P. Stewart or such Employee or Insider has an interest or with respect to which W.P. Stewart or such Employee or Insider exercises investment discretion. This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index. "Block transaction" means a transaction involving 10,000 shares or more of an underlying security or options covering 10,000 shares or more of such security. In the case of a thinly traded security, fewer than 10,000 shares may constitute a block transaction.

          E.   Trades in Anticipation
               ----------------------

No trades can take place for securities in anticipation of an impending trade in the same stock.

          F.   Tender Offers
               -------------

A person who has non-public material inside information about a tender offer is prohibited from making or causing trades in the securities of any company involved in or potentially affected by the tender offer.

          G.   Rumors
               ------

Directors and Employees are prohibited from circulating rumors about any securities or issuer in any manner whatsoever. Discussion of unsubstantiated information published in widely circulated public media is permitted when its sources and unsubstantiated nature is disclosed.

XXI. INVESTIGATION AND QUALIFICATION

     A. Rule 3010 of the NASD's Rules of Fair Practice requires that a member firm, prior to certifying to the Association that a candidate for Registered Representative is qualified, determine through investigation the good character, business repute, qualifications and experience of a candidate. It is the responsibility of the Compliance Officer to conduct such investigations, which shall include obtaining the candidate's Form U-5 within 60 days of employment.

All Principals should be aware that, should a candidate not be qualified for NASD registration, he must pass the Association's qualification examination. A Supervisory Principal must certify for W.P. Stewart that, prior to passing this qualification examination and becoming registered, a candidate will not solicit recommend or execute any securities transactions, or otherwise transact business in securities until the applicant's registration is made effective by the NASD and any required state licensing is effective.

If a candidate has been working for another firm in the securities business, a Supervisory Principal must certify for W.P. Stewart that he has advised the candidate's previous employer of the applicant's employment with W.P. Stewart. Inherent in this requirement is W.P. Stewart's obligation to inquire as to any adverse information about the candidate that the former employer may have. All information derived from such investigations is to be filed by the Compliance Officer in W.P. Stewart's personnel files.

     B.   Employment Forms
          ----------------

The following forms shall be completed in addition to various health and insurance forms by all Employees at the time of their employment.

               1.   Firm Application of Employment

               2.   Request For Background Information

               3.   U-4 Employee Record

               4. Written indication of whether or not Employee or spouse has an account with any firm other than WPSSL

               5. Employee's Withholding Exemption Certificate (W-4)(where applicable)

               6.   The following documents will be kept on file in our office:

                    o    Social Security Number (where applicable)

                    o    Armed Forces Discharge Papers

                    o    Alien Registration Card (or work permit documentation)

     C. An initial screening interview of all Employees shall be conducted by a Manager designated by a Firm Principal. A Principal who will supervise the applicant shall interview applicants passing the screening interview.

     D. A telephone check will be made by the Compliance Officer of applicant's employment history as set forth in the employment application.

     E. The fingerprints of each new Employee will be taken and sent to the NASD.

All fingerprint cards, records and information required will be retained for a period of not less than three years after termination.

Each Employee must bring any changes in any of their aforementioned employment forms to the attention of the Compliance Officer immediately, especially if the Employee becomes subject to arrest, customer complaint, securities-related lawsuit, bankruptcy or disciplinary investigation or action, or if the Employee violates any securities regulation or law.

Any Employee subject to "disqualification" from association with an NASD member shall not be employed by W.P. Stewart, unless otherwise permitted by NASD and SEC rules and/or decisions. "Disqualification" (defined in Article III, Section 4 of the NASD By-laws) includes but is not limited to expulsion, bar or suspension by the SEC or any self-regulatory organization; revocation of license by same; association with a disqualified person; and conviction of any felony, or any securities or fraud-related crime, within the last 10 years. The Compliance Officer must promptly be made aware of any circumstances that might lead to a disqualification or would otherwise be reportable under NASD Rule 3070, and must timely make the appropriate reports with the NASD, the Firm's designated examining authority. Upon an Employee's termination of employment or registration, the Compliance Officer shall promptly file Form U-5.

XXII. REGISTRATION OF DIRECTORS AND EMPLOYEES

     A.   NASD and State Registration

In order to do any of the following, a director, officer or Employee must be registered with the NASD and any applicable State regulatory bodies, if an exemption from such registration is not available.

          1.   Either write order tickets or call in orders to the trader

          2.   Receive oral execution reports from the trader

          3.   Discuss investments with clients

          4. Accept telephone orders from clients directing executions of orders

     B.   Blue Sky Registration

Designated Principals and Registered Representatives must also be registered in any state where they have clients, unless an exemption from such registration is available.

     C.   Registration Procedure

The Compliance Officer must be contacted to coordinate all necessary training courses required in order to become and remain registered.

Each applicant must pass both the General Securities Representative Examination (Series-7 and the Uniform Securities Agent State Law Examination (Series-63), if a state where he has clients requires such registration, in order to become registered.

     D.   Termination of Registration

Upon the termination of employment of any registered Employee, the Compliance Officer shall cause to be timely prepared and filed a form U-5 Notice of Termination. A copy of that form U-5 shall be provided to the terminated Employee within 30 days of filing.

XXIII. ISSUER ACCOUNTS -MARKET REPURCHASES OF SECURITIES BY ISSUERS

     A.   Issuer Accounts
          ---------------

Issuers of publicly traded securities ("Issuers") who are clients of the Firm ("Issuer Clients") may, from time to time transact purchase transactions in their own securities in secondary markets through accounts at WPSSL. While this is permitted under both regulatory governance and Firm policy, there are certain restrictions which apply to such transactions in addition to all other applicable provisions of this Manual.

A Corporate account must be so designated on the New Account form, and the Registered Representative who opens an account for an Issuer Client must immediately:

          o Become familiar with the provisions of this section of the Manual; and

          o Report to their supervising Manager that they have received an application to open an account for a publicly traded Corporation.

Each Issuer Client will be required to provide account information and corporate authority documentation (resolutions, by-laws, etc.) to the Firm before any transactions are accepted or executed. Information provided by the Issuer Client will be reviewed by the Designated Principal prior to the Firm opening any account for the Issuer Client. The corporate authority documents provided by the Issuer Client must include:

          o the names of persons authorized to transact business on behalf of the Issuer;

          o the limitation on the timing, volume, and frequency of orders to purchase Issuer stock;

          o a representation that the Issuer will send to the Firm copies of all press releases issued and all 8-K forms filed by the Issuer; and

          o a representation that no orders will be placed while the Issuer is in possession of material non-public information about the Issuer or its stock.

The Designated Principal will review the Issuer Account form and any ancillary and/or supporting documentation, and will review Issuer Account activity periodically and/or at any time that the Registered Representative believes that there is any reason to question the current status of information provided to the Firm by the Issuer Client. Issuer Clients will be further required to identify to the Firm one or more primary contact person(s) (the "Client Contact") delegated and authorized by the Issuer Client to provide current updated information to the Firm concerning any changes in policy, personnel or organizational structure that affects the relationship between the Firm and the Issuer Client. Any Employee who has reason to question or suspect that any information about the Issuer Client has changed shall immediately call this to the attention of the Designated Principal who shall review the information with the Client Contact.

The provisions of this Manual which apply to Issuers also apply to affiliates of Issuers (to the extent known by the Firm), and shall be so enforced to the extent known by the Firm. An "Affiliate" is defined as any person that directly or indirectly controls, is controlled by, or is under common control with, an Issuer. Purchases of an Issuer's securities by an Affiliate are thereby subject to the terms and provisions of this Manual that apply to Issuers.

          B.   Issuer Client Trading Restrictions

Securities Exchange Act Rule l0b-18 promulgated and enforced by the Securities and Exchange Commission provides a "Safe Harbor" (the "Safe Harbor") from liability for violations of certain anti-fraud provisions of the securities laws by Issuers purchasing their own securities.

The provisions of the Safe Harbor include:

               o Issuer must effect all purchases and bids from or through only one broker-dealer on any single day;

               o An Issuer purchase may not be the opening transaction on any day, nor may it be effected within the last half hour of any trading day;

               o The size of the order may not exceed 25% of the average daily trading volume for the security over the preceding four weeks (or, in certain situations, l/20th of one percent of the outstanding shares); and

               o The price of the purchase may not be higher than the published bid or highest current independent bid or the last sale price, whichever is higher (Note: For OTC traded securities, no purchase may be effected without a current independent bid ).

Issuer transactions which fulfill all of the terms of the Safe Harbor do not, by themselves, constitute violations of these laws (although such transactions may be found to be violative if they are otherwise fraudulently effected). It is the policv of the Firm to accept and execute only those orders from Issuer Clients which fall within this Safe Harbor. Any request, order or inquiry from an Issuer Client for a transaction that does not fully comply with all of the requirements of the Safe Harbor shall be brought immediately to the attention of the Designated Principal, and no such order shall be entered, executed or confirmed unless and until it is approved by the Designated Principal and/or by the Compliance Officer. Further, at the time that any such request, order or inquiry is received, the Issuer Client shall be notified immediately that such request, order or inquiry is being referred to the Manager and will not be acted upon unless and until it is approved by the Firm.

Issuer transactions which meet the conditions of the Safe Harbor but which, for any reason, appear to any Employee to be suspicious or unusual in nature, must be reported immediately to the Compliance Department.

The Registered Representative responsible for an Issuer Account must also become familiar with the full text of Securities Exchange Act Rule l0b-18, which contains provisions not included in this section. For example, for securities not traded on a national securities exchange or NASDAQ there are separate volume restrictions for purchases by Issuers. The Manager must seek the assistance of the Compliance Department with any questions about, or potential violations of, the procedures of Rule l0b-18.

If and when any observation or review reveals potential problems with an Issuer Account, the Registered Representative shall notify the Designated Principal, who shall conduct a prompt initial inquiry and, unless that initial inquiry satisfies the Designated Principal that no problem or deficiency existed at any time, the Designated Principal will report the potential problem to the Compliance Department as soon as is practicable along with the proposed steps to further investigate and/or remedy the deficiency. The Compliance Department will then monitor the continuing inquiry until the matter is resolved, and will satisfy any reporting requirements regarding the incident which gave rise to the initial inquiry.

XXIV. INSIDER ACCOUNTS

          A.   Insider Accounts
               ----------------

For the purpose of this Chapter, insider accounts include the spouse, parents, grandparents, mother-in-law, father-in-law, children, grandchildren, son-in-law, daughter-in-law, brother, sister, brother-in-law and sister-in-law of any director or Employee. Insider accounts also include any relative to whose support a director or Employee contributes, either directly or indirectly, or any other members of his family living in the same household.

"Insider accounts" also include the accounts of directors and employees of any affiliated organization of W.P. Stewart, any estate or trust where a director or employee is an executor or trustee or other fiduciary with a beneficial interest in the account, and any person having knowledge of any proposed purchase and/or sale of securities.

          B.   Insider Transactions
               --------------------

All Registered Representatives must identify insider orders on the order ticket, and, in the case of block transactions, advise how much of the order is for allocation to insider accounts.

          C.   Trading Priority. Avoiding Other Potential Conflicts of Interest
               ----------------------------------------------------------------

               1. All solicited trades involving institutions in which insider accounts are on the other side can be made only after disclosure prior to taking the order, the confirmation slip shall bear a legend confirming such disclosure. A contemporaneous memorandum of such disclosures shall be placed in the files.

               2. No insider account shall reject a transaction in any security in contemplation of a transaction in a security for a client.

          D.   Price Switching-Insider Accounts Belonging to Directors or
               ----------------------------------------------------------
               Employees of W.P. Stewart and its Affiliates, or their Spouses,
               ---------------------------------------------------------------
               Children and Grandchildren.
               ---------------------------

On any given day, orders for any insider accounts may neither be accepted nor entered at any time that a customer's order is open with WPSSL for the same security, on the same side of the market, and at the same price or better, or for a related option. (See Chapter XX, "Insider Trading," for further details.)

On any given day, no insider account can receive a more favorable execution price than that received by any Firm investment advisory or discretionary account. It is the policy of W.P. Stewart to switch prices between insider and client accounts to ensure that insiders do not receive a more favorable price.

On any given day, none of the accounts specified in Paragraph I can receive a more favorable execution price than that received by any Firm investment advisory or discretionary account which is managed by the related director or Employee. Where the related director or Employee works with another person or group, the price switching policy extends to these investment advisory or discretionary accounts managed by that other person or group as well.

XXV. SALE OF RESTRICTED AND CONTROL SECURITIES

The purpose of this chapter is to assist Registered Representatives in their general discussions with clients concerning the sale of restricted or control securities. The law in this area is quite complex, and any specific questions regarding these sales should be directed to a Supervisory Principal.

Restricted securities are those securities that may not be freely sold because of the way a client obtained them. Most commonly, restricted securities are acquired from the issuer either 1) through private placement; 2)the exercise of option; 3) a result of a merger or acquisition of a corporation in which the client was an officer, director or substantial stockholder. In addition to these classic types of restricted securities, there are numerous instances in which securities acquired from a control person or from the company will be deemed restricted. WARNING: THE ABSENCE OF A LEGEND ON THE CERTIFICATE IS NOT IN ITSELF SUFFICIENT EVIDENCE TO PRESUME THAT THE SECURITY IS NOT RESTRICTED.

Control securities are securities that may not be freely sold because they are owned by a person who is in a position, either directly or indirectly, to influence that corporation's affairs. This includes officers, directors and major shareholders. It should be noted that the prohibition on the sale of control stock applies whether the stock was acquired directly from the company, in the open market or otherwise. Anytime a person or a member of his family has any special relationship with a company, the Supervisory Principal, as stated in the supervisory Manual, must be consulted prior to selling that company's stock for the individual.

The following are some specific policies and procedures regarding sales of restricted or control securities:

     A. It is the primary responsibility of each Registered Representative to be aware of the possibility that any sell order received may be for the sale of restricted or control securities. This responsibility goes further than just asking the seller whether the stock is restricted or control stock. The following are some guides that may alert Employees to the possibility of attempted sales of restricted or control stock:

     o    Where seller wants to sell unusually large quantities of stock;

     o Where seller acquired the stock in a private transaction with the company or some control person;

     o Where seller, his spouse, relatives or in-laws have some special relationship with the company or any parent, subsidiary or affiliated company;

     o    Where the stock certificate has a restricted legend on it.

     B. Where the possibility exists that the seller may wish to sell restricted or control securities the proposed sales should immediately be brought to the attention of the Designated Principal as referred to in this Manual. The Designated Principal will then advise 1) whether the sale is permissible, and
2) what specific steps must be taken before the order is accepted.

     C. Under no circumstances may an order be accepted to sell restricted or control securities until after the Supervisory Principal has given his or her approval.


Rule 144 of the Securities Act of 1933
--------------------------------------


     D. IT IS THE POLICY OF W.P. STEWART TO ONLY PERMIT SALES OF RESTRICTED OR CONTROL SECURITIES UNDER THE PROVISIONS OF RULE 144. Exceptions based upon effective registration or legal opinions are available providing the Designated Principal gives prior approval.

     E. A "kit" will be given to Registered Representatives by the Compliance Department of Neuberger Berman in connection with each Rule 144 sale. The "kit" contains a letter to the client setting forth the requirements which must be met before Neuberger Berman can process the sale and documents which must be completed by the client.

     Briefly stated, Rule 144 permits unregistered sales of restricted or control securities providing that all of the following provisions of the rule are complied with.

          1. Holding Period: Securities must have been fully owned by the seller for a period of at least one year. In determining this one year period, any period during which the seller was short the security or had an option to dispose of the security must be excluded. This holding period does not, however, apply to securities acquired in the open market by control persons.

          2. Holding Limit: The maximum amount that may be sold within any three month period is the greater of 1% of the outstanding shares or the average weekly volume for the four weeks prior to the sale. If volume figures are not available through an exchange, NASDAQ, or the consolidated tape, the amount limitation is 1% of the outstanding shares.

Non-affiliates who have held securities for at least two years may sell those securities without a volume limitation. Persons who formerly were affiliates of an issuer are required to wait three months after their status as affiliates has terminated before they may utilize the two year holding period to eliminate the volume restriction.

In determining the volume limitation, sales by the following must be aggregated with the sellers:

               a.   Sales by all persons to act in concert with the seller

               b. Sales by seller's spouse or any relatives of either seller or his spouse who resides with him

               C. Sales by any trust or estate in which a person or persons described in (a) or (b) above collectively own ten percent (10%) or more of the total beneficial interest or of which any such person serves as a trustee, executor or in any similar capacity

               d. Sales by any corporation or other organization (other than the issuer) in which seller or any person described in (a) or (b) are owners collectively of ten percent (10%) or more of any class of equity securities or ten percent (10%) or more of the equity interest

               e. Sales of prior owner or pledgor if seller has chosen to include that person's time in order to meet the one year holding requirement

               f. Sales by any persons to which seller has transferred or pledged shares of this stock

          3. Solicitation Prohibition: Neither the seller nor W.P. Stewart may solicit buy orders, and the only payment that can be made to anyone is the normal brokerage commission to W.P. Stewart. This requirement does not apply to non-affiliates who have held securities for at least two years.

          4. Issuer Reporting Requirement: The issuer must have a) been registered under the Securities Act of 1933 or the Securities Exchange Act of 1934; b) been subject to SEC periodic reporting requirements, as set forth under Section 13 or 15(d) of the 1934 Act, for at least 90 days; and c) filed all required reports, including the most recent required annual report. There is no reporting requirement for non-affiliates who have held stock at least two years.

          5. SEC Form 144: Form 144 must be prepared in triplicate by the seller and mailed to the SEC on the day of the sale or within the preceding 90 days. A copy must also go to the principal exchange where the stock is traded. Such form need not be filed if: 1) the number of shares to be sold during any three month period does not exceed 500 shares or $10,000; or 2) no form need be filed for non-affiliates who have held securities for at least two years.

Failure to strictly comply with all the technical requirements of Rule 144 may result in sales being deemed an illegal distribution by W.P. Stewart and our client, subject to civil and criminal penalties. PRIOR APPROVAL OF NEUBERGER BERMAN'S COMPLIANCE DEPARTMENT IS REQUIRED BEFORE EXECUTING ANY RULE 144 SALES.

XXVI. OUTSIDE ACTIVITIES

          A.   Outside Employment
               ------------------

No director or Employee of W.P. Stewart shall engage in any outside employment, including that of investment adviser, without first obtaining the consent of a Supervisory Principal.

          B.   Serving as Officers or Directors of Public Companies
               ----------------------------------------------------

It is against W.P. Stewart's policy to permit any of its directors or Employees to become officers or directors of public companies without prior written notice to and approval from the Supervisory Principal.

          C.   Private Securities Transactions, Private Placements or Tax
               ----------------------------------------------------------
               Shelters
               --------

In accordance with NASD Rule 3040, no W.P. Stewart director or Employee may participate in any manner in a private securities transaction except in accordance with the following (for purposes of this section, the director or Employee potentially participating in the transaction shall be referred to as "you"):

               1.   Transactions where you will receive compensation:

                    If you anticipate receiving any type of compensation, directly or indirectly, from a private securities transaction, the following must take place:

                    a. Prior to entering into the transaction, you must give a Supervisory Principal a memo detailing: a) the proposed transaction; b) your role in the transaction; c) the amount of any compensation you may receive.

                    b. The Designated Principal will then provide you with written acknowledgment stating whether W.P. Stewart approves or disapproves of the transaction.

                    C. If W.P. Stewart approves, the transaction must be recorded on W.P. Stewart books and W.P. Stewart has an obligation to supervise the transaction as if it were executed on behalf of W.P. Stewart.

                    d. If W.P. Stewart disapproves, you are prohibited from participating in any manner, directly or indirectly.

               2.   Transactions where you will not receive compensation:

                    a. Prior to entering into a Private Securities transaction where no compensation will be received, you must give the Supervisory Principal a memo detailing: a) the proposed transaction; b) your role in the transaction;
                         c) a statement that you will not be receiving any compensation.

                    b. The Supervisory Principal will then give to the Registered Representative a written acknowledgment. W.P. Stewart may require that specific conditions be adhered to in connection with your participation in the transaction.

               3. The rules regarding Private Securities transactions do not apply to:

                    a. Transactions between you and members of your immediate family if you do not receive any compensation

                    b.   Purchases for your personal account

          D.   Accounts with Other Broker-Dealers
               ----------------------------------

No Employee may maintain an account in which he has any interest at any other broker-dealer without prior written approval by both W.P. Stewart and the other broker-dealer. If such an account is maintained, the Employee shall ensure that duplicate confirmations and account statements are timely delivered to the W.P. Stewart Compliance Officer for regular review.

XXVII. GIFTS AND GRATUITIES

Prior approval by a Supervisory Principal is required in order to give or receive gratuities, whether cash or gift of equal value, in excess of $100 per person per year. This rule covers gifts of service and/or the use of facilities that would be valued at $100 or above.

This requirement applies to gifts to or from clients, public companies, financial institutions, exchanges and brokerage firms other than WPSSL.

XXVIII. CONFIDENTIALITY AND COMMUNICATION WITH THE MEDIA

     A. Any information learned about W.P. Stewart, its affiliates, its methods, its trades, stock positions, clients, or its investment ideas are highly confidential and must not be revealed to any outside source. Any such information should only be discussed within W.P. Stewart on a need-to-know basis.

     B. Communications with the Media
        -----------------------------

No director or Employee of W.P. Stewart shall communicate with the media without obtaining the advance consent of the Compliance Officer.

XXIX. CONTINUING EDUCATION REQUIREMENTS

The Firm will adhere to the NASD's Continuing Education Requirements, as set forth in Rule 1120. In this regard, the Firm will ensure the following:

     A.   Regulators Element.
          -------------------

          1. Each registered person shall complete the "Regulatory Element" on the second anniversary of their initial securities registration and every three years thereafter throughout their careers. Registered persons no longer graduate from the program after their 10th registration anniversary. On each of occasion, the Regulatory Element must be completed within 120 days after the person's registration anniversary date. The content of the "Regulatory Element" shall be as prescribed by the NASD.

          2. Registered persons who have been continuously registered in their respective registration for 10 years as of July 1, 1998 shall be exempt from participation in the Regulatory Element, provided such persons have not been subject to any of the following disciplinary actions during the past years:

               a. any statutory disqualification as defined in Section 3(a)(39) of the Exchange Act;

               b. suspension or the imposition of a fine of $5,000 or more for violation of any provision of any securities law or regulation, or any agreement with or rule or standard of conduct of any securities governmental agency, securities self-regulatory organization, or as imposed by any such regulatory or self-regulatory organization in connection with a disciplinary proceeding; or

               C. ordered as a sanction in a disciplinary action to re-enter the continuing education program by any securities governmental agency or self-regulatory organization.

               The "grandfather" clause only applies if the registered person has been in his/her current registration status (i.e., registered representative or registered supervisory principal) for 10 years or more as of July 1, 1998. For example, if a supervisor has held a Series 7 for 15 years but a Series 24 for only eight years as of July 1, 1998, he must continue his participation in the Continuing Education program as a "supervisor" (using his Series 24 registration date as the determining event for computing which years he must participate in the Regulatory Element of the Continuing Education program). But if he chooses to surrender his supervisor registration, he would then revert to representative status and be "grandfathered" out of the program.

          3. Any registered persons who have not completed the Regulatory Element within the prescribed time frames will have their registrations deemed inactive until such time as the requirements of the program have been satisfied. Any person whose registration has been deemed inactive will cease all activities as a registered person and shall be prohibited from performing any duties and functioning in any capacity requiring registration. A registration that is inactive for a period of two years will be administratively terminated and may be reactivated only by reapplying for registration and meeting the qualification requirements of the NASD By-Laws.

          4. Unless otherwise determined by the NASD, a registered person will be required to re-enter the Regulatory Element and satisfy all its requirements in the event such person is subject to a disciplinary action as described in paragraph (b)(i-iii) above.

          5. Any registered person who joins the Firm within two years of being associated with another NASD member firm shall participate in the Regulatory Element at such anniversaries that apply based on their initial registration anniversary date rather than based on their date of association with the Firm.

     B.   Firm Element.
          -------------

          1. The "Firm Element" applies to all persons registered with the Firm who have direct contact with customers in the conduct of the Firm's securities sales activities, and to the immediate supervisors of such persons (collectively, "Covered Registered Persons").

          2.   Standards for the Firm Element.

               a. The Firm will maintain a continuing and current education program for its Covered Registered Persons to enhance their securities knowledge, skill and professionalism. W.P. Stewart will at least annually evaluate and prioritize its training needs and develop a written training plan, which takes into consideration the Firm's size, organizational structure and scope of business activities, as well as regulatory developments and the performance of Covered Registered Persons.

               b.   W.P. Stewart's training plan will cover the following:

                    (i) general investment features of securities and associated risk factors;

                    (ii) suitability and sales practice considerations; and

                    (iii) regulatory requirements applicable to sales practices.

               C. Participation. Covered Registered Persons must take all appropriate and reasonable steps to participate in continuing education programs as required by W.P. Stewart. Designated Principals will keep records of the continuing education participation of the Employees under their supervision, and take appropriate action to see that the requirements for continuing education are met.

     C. Firm Element/Annual Review. The Firm will administer its continuing
        --------------------------
education programs in accordance with its annual evaluation and written plans and will maintain records documenting the completion and results of the Regulatory Element/Computer-Based Testing Program and the completion of the Firm Element program by the appropriate covered registered persons. The Firm will also collect feedback from its Employees on the Firm Element program as part of its annual Needs Analysis.